Exhibit 4.2

ATRICURE, INC.

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL

AND CO-SALE AGREEMENT

JUNE 6, 2002

EXECUTION COPY

ATRICURE, INC.

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL

AND CO-SALE AGREEMENT

THIS AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”) is made as of this 6th day of June, 2002, by and among ATRICURE, INC., a Delaware corporation (the “Company”), the holders of the Company’s Series A Convertible Preferred Stock (the “Series A Stock”) and Series B Convertible Preferred Stock (the “Series B Stock”) listed on Exhibit A hereto (collectively, the “Investors”), the founding common stockholders of the Company listed on Exhibit B attached hereto (each a “Founder,” and collectively, the “Founders”), and the other holders of Common Stock listed on the signature pages to this Agreement (such stockholders, along with the Investors and the Founders, collectively, the “Stockholders”).

RECITALS

WHEREAS, the Company proposes to sell and issue shares of its Series B Stock pursuant to the Series B Convertible Preferred Stock Purchase Agreement of the same date herewith (the “Purchase Agreement”); and

WHEREAS, as an inducement for the purchase of the Series B Stock by certain of the Investors, the Company and the Stockholders have agreed to enter into this Agreement (which agreement amends and restates the Right of First Refusal and Co-Sale Agreement, dated as of May 25, 2001, among the Company, the holders of the Company’s Series A Stock and the Founders (the “Original Agreement”)) and to grant those Investors purchasing Series B Stock certain right of first refusal and co-sale rights.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

1.	DEFINITIONS.

(a) “Capital Stock” shall mean shares of Preferred Stock and Common Stock.

(b) “Common Stock” shall mean the Company’s Common Stock (including shares of Common Stock issued upon conversion of the Preferred Stock) and shares of Common Stock issuable upon the exercise of any option, warrant or other security or right of any kind convertible into or exchangeable for Common Stock (other than the Preferred Stock).

(c) “Co-Sale Stock” shall mean shares of the Company’s Common Stock now owned or subsequently acquired by a Founder, whether or not such securities are registered in such Founder’s name or beneficially or otherwise legally owned by such Founder, including any interest of such Founder’s spouse or immediate family members (or any trust created for the benefit of any of them) in shares of the Company’s Common Stock, whether that interest is asserted pursuant to marital property laws or otherwise. The number of shares of Co-Sale Stock owned by a Founder (including shares owned by such Founder’s spouse or immediate family members (or any trust created for the benefit of any of them)) as of the date hereof are set forth on Exhibit B, which Exhibit may be amended from time to time by the Company to reflect changes in the number of shares of Co-Sale Stock owned by a Founder (or his spouse, immediate family member or trust), but the failure to so amend shall have no effect on such Co-Sale Stock being subject to this Agreement.

(d) “Investor Stock” shall mean shares of Preferred Stock and shares of Common Stock issued upon conversion of the Preferred Stock.

(e) “Preferred Stock” shall mean shares of Series A Stock of the Company and/or Series B Stock held by the Investors and listed opposite such Investor’s name on Exhibit A hereto. Exhibit A may be amended from time to time by the Company to reflect changes in the number of shares of Preferred Stock held by any Investor (or by any new Investor), but the failure to so amend shall have no effect on any rights of any Investor under this Agreement.

(f) For the purpose of this Agreement, the term “Transfer” shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Co-Sale Stock.

2.	TRANSFERS BY A FOUNDER.

(a) Notice of Transfer. If a Founder proposes to Transfer any shares of Co-Sale Stock, then the Founder shall promptly give written notice (the “Transfer Notice”) simultaneously to the Company and to each of the Investors at least thirty (30) days prior to the closing of such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of shares of Co-Sale Stock to be transferred, the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the Transfer is being made pursuant to the provisions of Section 3(a) hereof, the Transfer Notice shall state under which subsection thereof the Transfer is being made.

(b) Right of First Refusal. The Company shall have a right of first refusal to purchase any and all Co-Sale Stock that a Founder proposes to Transfer. Subject to the exercise of this right of first refusal by the Company, the Investors shall have the right to purchase all of the Co-Sale Stock not repurchased by the Company (the “Right of First Refusal”). The Company shall within five (5) days after receipt of the Transfer Notice give written notice to the Founder and the Investors of the number of shares of Co-Sale Stock the Company intends to repurchase.

(i) Each Investor’s Right of First Refusal shall be to purchase its pro rata share of the balance of Co-Sale Stock to be Transferred by the Founder as specified in the

Transfer Notice remaining after the Company exercises its right of first refusal. An Investor may exercise its right by giving written notice (the “Buy Notice”) to the Founder, with a copy to the Company, within fifteen (15) days after its receipt of the Transfer Notice, specifying the maximum number of shares of Co-Sale Stock such Investor wishes to buy under its Right of First Refusal. Each Investor who so elects to buy part of the Co-Sale Stock to be Transferred shall hereinafter be referred to as a “Buyer.”

(ii) If the total number of shares specified in all such Buy Notices exceeds the number of shares of Co-Sale Stock referred to in said Transfer Notice, each Buyer shall be entitled to purchase such portion of the Co-Sale Stock to be Transferred as the number of shares of Investor Stock owned by it bears to the total number of shares of Investor Stock owned by all Buyers. If all of the Co-Sale Stock to be Transferred is not allocated under such apportionment, each Buyer whose Buy Notice specified a number of shares in excess of its proportionate share, as provided above, shall be entitled to purchase such proportion of those shares which remain thus unallocated as the total number of shares of Investor Stock which it owns bears to the total number of shares of Investor Stock owned by all Buyers desiring to purchase excess shares. Such apportionment shall be made successively until all of the shares of Co-Sale Stock to be Transferred have been allocated to Buyers up to the aggregate number of shares specified in all Buy Notices. Notwithstanding the foregoing, all apportionments required by this subsection (ii) must be made within five (5) days after the Founder’s receipt of the Buy Notice.

(iii) To the extent there are shares of Co-Sale Stock to be Transferred remaining after the allocations of subsection (ii) above, the Founder may, subject to the right of co-sale specified in Subsection (d) below, Transfer them to the prospective purchaser or transferee specified in the Transfer Notice.

(c) First Refusal Closing. The Founder shall notify the Company and the Buyers as soon as practicable of the closing of the Transfer of the Co-Sale Stock to the Company and/or the Buyers (the “First Refusal Closing”). At the First Refusal Closing, such certificates or other instruments will be delivered, duly endorsed for transfer, free and clear of all liens and encumbrances, to the Company and/or the Buyers, and the Company and/or the Buyers will remit to the Founder the consideration per share of Co-Sale Stock as contained in the Transfer Notice.

(d) Right of Co-Sale. Subject to exercise of any right of first refusal in favor of the Company or the Investors, each Investor shall have the right, exercisable upon written notice (“Co-Sale Notice”) to such Founder within fifteen (15) days after the Transfer Notice, to participate in such Transfer of Co-Sale Stock on the same terms and conditions. Each Investor who so elects to participate in the Transfer pursuant to this Subsection (d) shall hereinafter be referred to as a “Participant.” Such Co-Sale Notice shall indicate the number of shares of Common Stock that such Participant wishes to sell under his or her right to participate. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Co-Sale Stock that such Founder may sell in the transaction shall be correspondingly reduced.

(i) Each Participant may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate balance of shares of Co-Sale Stock covered by the Transfer Notice remaining after exercise of the Company’s and the Investors’ Rights of First Refusal by (ii) a fraction, the numerator of which is the number of shares of Investor Stock owned by such Participant at the time of the Transfer, and the denominator of which is the total number of shares of Investor Stock owned by such Founder and all the Investors at the time of the Transfer.

(ii) Each Participant shall effect its participation in the Transfer by promptly delivering to such Founder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(1)	the type and number of shares of Common Stock which such Participant elects to sell; or

(2)	that number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Stock in lieu of Common Stock, such Participant shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in Section 2(d)(ii)(1) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the prospective purchaser.

(iii) The stock certificate or certificates that the Participant delivers to such Founder pursuant to Section 2(d)(ii) above shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Transfer Notice, and the Founder shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising its rights of co-sale hereunder, such Founder shall not sell to such prospective purchaser or purchasers any Co-Sale Stock unless and until, simultaneously with such sale, such Founder shall purchase such shares or other securities from such Participant on the same terms and conditions specified in the Transfer Notice.

(e) The exercise or non-exercise of the rights of the Investors hereunder to participate in one or more Transfers of Co-Sale Stock made by such Founder shall not adversely affect their rights to participate in subsequent Transfers of Co-Sale Stock.

(f) The Founder shall have sixty (60) days after the giving of the Transfer Notice to Transfer the shares of Co-Sale Stock specified in the Transfer Notice as to which neither the rights of first refusal nor the co-sale rights set forth in this Agreement have been exercised, at the price and upon terms and conditions not materially more beneficial to the Founder than specified in the Transfer Notice. If the Founder has not Transferred said shares of Co-Sale Stock within said 60 days, the Founder shall not thereafter Transfer any shares of Co-Sale Stock without first giving a new Transfer Notice and otherwise fully complying with the terms and conditions of this Agreement.

3.	EXEMPT TRANSFERS.

(a) Notwithstanding the foregoing, the rights of first refusal and co-sale rights of the Company and the Investors shall not apply to (i) any transfer or transfers by a Founder which in the aggregate, over the term of this Agreement, amount to no more than five percent (5%) of the shares of Co-Sale Stock held by the Founder as of June 6, 2002 (as adjusted for stock splits, dividends and the like), (ii) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons or the Founder, (iii) any transfer or transfers by a Founder to another Founder (the “Transferee-Founder”) so long as the Transferee-Founder is, at the time of the transfer, employed by or acting as a consultant, officer or director of the Company, (iv) any pledge of Co-Sale Stock made pursuant to a bona fide loan transaction with a financial institution that creates a mere security interest, or (v) any bona fide gift; provided that in the event of any transfer made pursuant to one of the exemptions provided by clauses (ii), (iii), (iv) and (v), (A) the Founder shall inform the Company and the Investors of such pledge, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall furnish the Company and the Investors with a written agreement to be bound by and comply with all provisions of this Agreement. Except with respect to Co-Sale Stock transferred under clause (i) above (which Co-Sale Stock shall no longer be subject to the rights of first refusal and co-sale rights of the Company and the Investors), such transferred Co-Sale Stock shall remain “Co-Sale Stock” hereunder, and such pledgee, transferee or donee shall be treated as a “Founder” for purposes of this Agreement.

(b) The provisions of Section 2 hereof shall not apply to the sale of any Co-Sale Stock to the Company or to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

(c) This Agreement is subject to, and shall in no manner limit the right which the Company may have to repurchase securities from the Founder pursuant to (i) a stock restriction agreement or other agreement between the Company and the Founder and (ii) any right of first refusal set forth in the Bylaws of the Company.

4.	PROHIBITED TRANSFERS.

(a) In the event that a Founder should Transfer any Co-Sale Stock in contravention of the rights of first refusal or co-sale rights under this Agreement (a “Prohibited Transfer”), each Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Founder shall be bound by the applicable provisions of such option.

(b) In the event of a Prohibited Transfer, each Investor shall have the right to sell to such Founder the type and number of shares of Common Stock equal to the number of shares each Investor would have been entitled to transfer to the purchaser under Section 2(d) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(i)	The price per share at which the shares are to be sold to the Founder shall be equal to the price per share paid by the purchaser to such Founder in such Prohibited Transfer. The Founder shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor’s rights under Section 2 hereof:

(ii)	Within ninety (90) days after the date on which an Investor received notice of the Prohibited Transfer or otherwise became aware of the Prohibited Transfer, such Investor shall, if exercising the option created hereby, deliver to the Company’s general legal counsel the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer. The Company’s general legal counsel shall promptly notify the Founder of the exercise of the put option.

(iii)	Such Founder shall, within thirty (30) days after receipt of notice from the Company’s general legal counsel that an Investor has exercised its put option, deliver to the Company’s general legal counsel the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 4(b)(i) above, in cash or by other means acceptable to the Investor.

(iv)	Upon receipt of the aggregate purchase price and reimbursable fees and expenses specified in subsection (iii) above, the Company’s general legal counsel shall deliver the same to the Investor who had exercised its put option. The Company’s general legal counsel shall then cause the certificate(s) to be transferred into the name of the Founder and shall deliver the same to the Founder with the legends specified in Section 6(a) below.

(v)	Notwithstanding the foregoing, any attempt by a Founder to transfer Co-Sale Stock in violation of Section 2 hereof shall be voidable at the option of a majority in interest of the Investors if such Investors do not elect to exercise the put option set forth in this Section 4, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Investors.

5.	TAKE-ALONG RIGHTS.

(a) If any person or entity offers to acquire all or substantially all of the assets or business of the Company, by merger, sale of assets, stock purchase or otherwise, and the holders of (i) 66 2/3% in interest of the then outstanding shares of Series A Stock, (ii) 66 2/3% in interest of the then outstanding shares of Series B Stock and (iii) a majority in interest of the then outstanding shares of Common Stock, voting separately, have voted in favor of such transaction (whether at an annual or special meeting of stockholders or by written consent in lieu of a meeting of stockholders) (an “Approved Sale”), then all remaining holders of Series A Stock, Series B Stock and Common Stock shall be obligated to (a) vote all of their shares of Capital Stock (the “Shares”) in favor of the transaction, (b) sell, transfer or exchange all of their Shares in connection with such transaction on the same terms as those consented to by such consenting holders of the Company’s voting Capital Stock (with appropriate adjustment to reflect the conversion of convertible securities and the preference and priorities of the Company’s Preferred Stock), and (c) execute and deliver such instruments of conveyance and transfer and take such other actions, including executing any purchase agreement, merger agreement, indemnity agreement, escrow agreement or related documents, as may be reasonably required by the Company in order to carry out the terms and provision of this Section 5.

(b) If the Approved Sale is structured as a merger or consolidation, all holders of Series A Stock, Series B Stock and Common Stock (each an “Obligee”) shall waive any dissenters’ rights, appraisal rights or similar rights in connection with the Approved Sale. If an Obligee fails or refuses to vote or sell his, her or its Shares as required by, or votes its Shares in contravention of, this Section 5, then each such Obligee hereby grants to the Company’s then Chief Executive Officer an irrevocable proxy, coupled with an interest, to vote such Shares in accordance with this Section 5, and hereby appoints such officer its attorney in fact, to sell such Shares in accordance with the terms of this Section 5. At the closing of such transaction, each Obligee shall deliver, against receipt of the consideration payable in such transaction, certificates representing the Shares which such Obligee holds of record or beneficially, with all endorsements necessary for transfer. In the event that an Obligee fails or refuses to comply with the provisions of this Section 5, the Company, the Stockholders and the purchaser in such transaction, at their option, may elect to proceed with such transaction notwithstanding such failure or refusal and, in such event and upon tender of the specified consideration to any Obligee, the rights of any such Obligee with respect to the Shares of such Obligee shall cease.

6.	LEGEND.

(a) Each certificate representing shares of Co-Sale Stock now or hereafter owned by a Founder or issued to any person in connection with a transfer pursuant to Section 3(a) hereof shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND BETWEEN THE INVESTOR, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

Each Founder agrees to submit promptly to the Company all certificates evidencing any shares of Co-Sale Stock owned by him/her/it of record or beneficially, directly or indirectly, in order that the Company may endorse the foregoing legend on such certificates. The Company agrees to endorse the foregoing legend on all certificates evidencing any shares of Co-Sale Stock whether now outstanding or issued hereafter.

(b) Each Founder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in

Section 6(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

7.	MISCELLANEOUS.

(a) Conditions to Exercise of Rights. Exercise of the Investors’ rights under this Agreement shall be subject to and conditioned upon, and the Founders and the Company shall use their best efforts to assist each Investor in, compliance with applicable laws.

(b) Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to its conflicts of laws principles.

(c) Amendment and Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of (i) the Company, (ii) the holders of a majority of the Common Stock then held by Founders, (iii) the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Series A Stock then held by Investors and their permitted assignees pursuant to Section 7(d) below, and (iv) the holders of at least a majority of the Series B Stock then held by Investors and their permitted assignees pursuant to Section 7(d) below. Any amendment or waiver effected in accordance with this Section 7(c) shall be binding upon the Company and all of the Stockholders; provided that no amendment or waiver of this Agreement shall materially and adversely affect the rights of a party in a manner that discriminates against such party vis-à-vis other parties in the same class without such party’s written consent. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Series B Stock as “Investors” and parties hereto.

(d) Successors and Assigns. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

(e) Term. This Agreement shall terminate upon the earlier of (i) the consummation of a Qualified Public Offering (as defined in Article IV, Section 2(b)(i) of the Company’s Certificate of Incorporation), or (ii) the acquisition of all, or substantially all, of the Company’s assets or business, by asset sale, merger, consolidation or otherwise.

(f) Ownership. Each Founder represents and warrants that he/she is the sole legal and beneficial owner of those shares of Co-Sale Stock he/she currently holds subject to this Agreement and that no other person or entity has any interest (other than a community property interest) in such shares.

(g) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery. All communications shall be sent to the party to be notified at the address set forth on the Company’s records or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

(h) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, it shall be interpreted, to the extent possible, to enhance its enforceability in order to achieve the intent of the parties to this Agreement. But if no feasible construction would save the provision, the parties agree to renegotiate such provision in good faith. In the event the parties cannot reach a mutually agreeable and enforceable replacement for such provision, its invalidity, illegality or unenforceability shall not affect any other provision of this Agreement; rather this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein; provided, however, no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party. The invalidity of any provision of this Agreement as applied to certain circumstances shall not affect the validity or enforceability of such provision as applied to other circumstances or any other provisions of this Agreement.

(i) Attorneys’ Fees. In the event that any dispute among the parties to this Agreement should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(j) Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and each of the Exhibits thereto and all agreements, certificates and documents delivered thereunder, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. This Agreement supercedes all prior agreements and undertakings, written (including, without limitation, the Original Agreement) and oral, with respect to the subject matter hereof.

(k) Counterparts. This Agreement may be executed by facsimile signatures and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(l) Further Assurances. Each of the parties hereto shall execute and deliver such instruments and take such other actions as the other parties may reasonably request in order to carry out the intent of this Agreement.

(m) Rights of Investors. Each Investor shall have the absolute right to exercise or refrain from exercising any right or rights that such Investor may have by reason of this Agreement including, without limitation, the right to consent to any wavier or amendment of this Agreement. Each such Investor shall not incur any liability to any other Investor with respect to exercising or refraining from exercising any such right or rights.

(n) Assignment of Rights. The rights of first refusal and the co-sale rights granted by this Agreement may be assigned by an Investor only to a transferee or assignee of shares of Investor Stock which (a) is a general partner, limited partner, retired partner, member or retired member of the Investor, or (b) is an affiliate of the Investor, or (c) is the Investor’s family member or a trust for the benefit of an individual Investor or family member, or (d) acquires at least 250,000 shares of the stock (as appropriately adjusted for stock splits and the like); provided, however, (i) the assigning Investor shall have furnished to the Company and all other parties to this Agreement written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned, and (ii) such transferee shall agree to be subject to all restrictions on Investors set forth in this Agreement. An “affiliate” of an Investor is a person directly or indirectly (through one or more intermediaries) controlling, controlled by, or under common control with, that Investor.

(o) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(p) Construction and Titles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. A reference herein to any Section shall be deemed to include a reference to every subsection thereof. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as to the identity of the parties hereto may require.

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Exhibit A

SCHEDULE OF INVESTORS

Name and Address	Shares of Preferred Stock
U.S. Venture Partners VIII, L.P. Attn: Chief Financial Officer 2180 Sand Hill Road #300 Menlo Park, CA 94025 Facsimile: (650) 854-3018	9,358,979

U.S. Venture Affiliates Fund, L.P. Attn: Chief Financial Officer 2180 Sand Hill Road #300 Menlo Park, CA 94025 Facsimile: (650) 854-3018	68,961

U.S. Entrepreneur Partners VIII-A, L.P. Attn: Chief Financial Officer 2180 Sand Hill Road #300 Menlo Park, CA 94025 Facsimile: (650) 854-3018	87,678

U.S. Entrepreneur Partners VIII-B, L.P. Attn: Chief Financial Officer 2180 Sand Hill Road #300 Menlo Park, CA 94025 Facsimile: (650) 854-3018	47,041

Charter Ventures IV, L.P. 525 University Ave., Suite 1400 Palo Alto, CA 94301 Facsimile: (650) 325-4762	2,788,246

Charter Entrepreneurs Fund IV, L.P. 525 University Ave., Suite 1400 Palo Alto, CA 94301 Facsimile: (650) 325-4762	149,350

Charter Advisors Fund IV, L.P. 525 University Ave., Suite 1400 Palo Alto, CA 94301 Facsimile: (650) 325-4762	52,993

Partisan Management Group, Inc. 293 Pearl Street Boulder, CO 80302 Facsimile: (303) 444-0038	651,711

The Weldon Foundation, Inc. 3200 N. Ocean Blvd., #2610 Ft. Lauderdale, FL 33308 Facsimile: (303) 444-0038	916,069

Name and Address	Shares of Preferred Stock
Utako K. Hudson 1010 Wilder, Apt. 704 Honolulu, HI 96822-2656	53,927

Carol J. Weldon 3200 N. Ocean Blvd., #2610 Ft. Lauderdale, FL 33308 Facsimile: (303) 444-0038	299,261

Frank M. Fischer 86 Faxon Road Atherton, CA 94027	58,165

Donald C. Harrison, M.D. 9250 Old Indian Hill Road Indian Hill, OH 45243	484,511

Karen J. Cassidy 293 Pearl Street Boulder, CO 80302 Facsimile: (303) 444-0038	107,591

Lowell S. Lifschultz Epstein Becker & Green, P.C. 250 Park Avenue New York, NY 10177-0077 Facsimile: (212) 661-0989	232,131

Christian L. Mazzola, As Trustee For The Christian L. Mazzola Revocable Trust Dated July 29, 1993 4417 N.W. 93rd Doral Court Miami, FL 33178 Facsimile: (305) 418-4035	41,214

Richard J. D’Augustine 7413 Pinehurst Drive Cincinnati, OH 45244	52,030

Merida A. D’Augustine 7413 Pinehurst Drive Cincinnati, OH 45244	31,924

Michael D. Hooven 7778 Bennington Drive Cincinnati, OH 45241	41,435

Karen P. Robards 173 Riverside Drive New York, NY 10024	441,921

Name and Address	Shares of Preferred Stock
Raymond W. Ogle 9648 Sycamore Trace Court Cincinnati, OH 45242	54,248

William P. Santamore, Ph.D. 1 Townsend Court Medford, NJ 08055	41,214

Stewart H. Greenfield 279 Sturges Highway Westport, CT 06880	103,379

Robert A. Kline 815 Trailridge Drive Louisville, CO 80027	39,683

Randall Wolf, M.D., Amy Sternstein N. 816 Doan Hall 410 W. 10th Avenue Columbus, OH 43210	55,928

Camden Partners Strategic Fund II-A, L.P. One South Street, Suite 2150 Baltimore, Maryland 21202 Attn: Richard M. Johnston Facsimile: (410) 895-3805	3,300,699

Camden Partners Strategic Fund II-B, L.P. One South Street, Suite 2150 Baltimore, Maryland 21202 Attn: Richard M. Johnston Facsimile: (410) 895-3805	195,804

Foundation Medical Partners, L.P. 105 Rowayton Ave. Rowayton, CT 06853 Attn: Lee R. Wrubel, M.D. Facsimile: (203) 831-8289	2,097,902

New England Partners Capital, L.P. One Boston Place, Suite 2100 Boston, Massachusetts 02108 Attn: John Rousseau Facsimile: (617) 624 8416	699,301

O Street Corporation 1775 Pennsylvania Avenue, NW Washington, DC 20006 Attn: Curtin Winsor Facsimile: (202) 496-5600	34,965

Name and Address	Shares of Preferred Stock
Elizabeth H. Lifschultz 132 Old Roaring Brook Road Mount Kisco, NY 10549 Facsimile: (914) 241-1472	147,902

Duke University Special Ventures Fund, Inc. Suite 1000 2200 West Main Street Durham, NC 27705	39,683

Roger Stern 10418 Palo Vista Road Cupertino, CA 95014	69,930

TOTAL:	22,845,776

NOTE: THE ABOVE NUMBERS INCLUDE INTEREST ON THE CONVERTIBLE PROMISSORY NOTES DATED AS OF APRIL 22, 2002, AS CALCULATED THROUGH JUNE 6, 2002

EXHIBIT B

CO-SALE STOCK OWNERSHIP

NAME AND ADDRESS OF FOUNDER	SHARES OF CO-SALE STOCK
1. Norman R. Weldon 3200 N. Ocean Blvd., #2610 Ft. Lauderdale, FL 33308	605,000

2. Karen J. Cassidy 293 Pearl Street Boulder, CO 80302	505,000

3. Michael D. Hooven 7778 Bennington Drive Cincinnati, OH 45241	3,200,000[1]

4. Donald C. Harrison, M.D. 9250 Old Indian Hill Road Indian Hill, OH 45243	293,000

5. Susan Spies 7778 Bennington Drive Cincinnati, OH 45241	3,200,000[1]

[1]	Note: As Michael D. Hooven and Susan Spies are husband and wife, each Founder’s amount of shares includes the shares held by the other spouse.

IN WITNESS WHEREOF, the foregoing AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT is hereby executed as of the date first above written.

COMPANY	INVESTORS:

ATRICURE, INC.	CHARTER VENTURES IV, L.P.
	By:	Charter Ventures IV Partners, LLC,
	Its:	General Partner

By:	By:
Michael D. Hooven		A. Barr Dolan
President		Managing Member

CHARTER ENTREPRENEURS FUND IV, L.P.
	By:	Charter Ventures IV Partners, LLC,
	Its:	General Partner

By:
A. Barr Dolan
Managing Member

CHARTER ADVISORS FUND IV, L.P.
	By:	Charter Ventures IV Partners, LLC,
	Its:	General Partner

By:
A. Barr Dolan
Managing Member

U.S. VENTURE PARTNERS VII, L.P. USVP VIII AFFILIATES FUND, L.P. USVP ENTREPRENEUR PARTNERS VIII-A, L.P. USVP ENTREPRENEUR PARTNERS VIII-B, L.P.
	By	Presidio Management Group VIII, L.L.C,
The General Partner of Each

By:
Michael P. Maher
Attorney-In-Fact

Signature Page to Co–Sale Agreement

INVESTORS (CONT.):

PARTISAN MANAGEMENT GROUP, INC.

By:
Name:	Karen J. Cassidy
Title:	Managing Director

THE WELDON FOUNDATION, INC.

By:
Name:	Norman R. Weldon
Title:	President

UTAKO K. HUDSON

CAROL J. WELDON

FRANK M. FISCHER

KAREN J. CASSIDY

DONALD C. HARRISON, M.D.

LOWELL S. LIFSCHULTZ

Signature Page to Co–Sale Agreement

INVESTORS (CONT.):

CHRISTIAN L. MAZZOLA, AS TRUSTEE FOR THE CHRISTIAN L. MAZZOLA REVOCABLE TRUST DATED JULY 29, 1993

RICHARD J. D’AUGUSTINE

MERIDA A. D’AUGUSTINE

MICHAEL D. HOOVEN

KAREN P. ROBARDS

RAYMOND W. OGLE

WILLIAM P. SANTAMORE, PH.D.

STEWART H. GREENFIELD

ROBERT A. KLINE

Signature Page to Co–Sale Agreement

INVESTORS (CONT.):

RANDALL WOLF, M.D. AND AMY STERNSTEIN, HUSBAND AND WIFE

NEW ENGLAND PARTNERS CAPITAL, L.P. By: NEP Capital, LLP Its: General Partner

By:
Name:
Title:	President

FOUNDATION MEDICAL PARTNERS, L.P.
By: Foundation Medical Managers, LLC

By:
Lee R. Wrubel, M.D.
Managing Member

GREENFIELD FAMILY L.P. By: Stewart H. Greenfield, Its: General Partner

By:
Name:	Stewart H. Greenfield

CAMDEN PARTNERS STRATEGIC FUND II A, L.P.
CAMDEN PARTNERS STRATEGIC FUND II B, L.P.
By: Camden Partners Strategic II, LLC,
Its: General Partner

By:
Name:	David L. Warnock
Title:	Managing Member

Signature Page to Co–Sale Agreement

INVESTORS (CONT.):

DUKE UNIVERSITY SPECIAL VENTURES FUND, INC.

By:
Neal Triplett, Assistant Director	Name:	David R. Shumate
	Title:	Authorized Agent

O STREET CORPORATION

By:
	Name:	Curtin Winsor
	Title:	President

ELIZABETH H. LIFSCHULTZ

Signature Page to Co–Sale Agreement

FOUNDERS:

NORMAN R. WELDON

KAREN J. CASSIDY

MICHAEL D. HOOVEN

DONALD C. HARRISON, M.D.

SUSAN SPIES

Signature Page to Co–Sale Agreement

ACKNOWLEDGED AND AGREED TO AS TO SECTION 5 ONLY:

OTHER STOCKHOLDERS:

PAUL A. BROOKE

JAMES A. CHALDEKAS

FREDERIC C. COLMAN

JAMES F. DANIELL, M.D.

JAMES E. DAVIS

JOSEPH H. DAVIS

ANN E. FISHER

JOHN G. FREUND

LAWRENCE H. FUCHS AND BETTY C. FUCHS, HUSBAND AND WIFE

Signature Page to Co–Sale Agreement

OTHER STOCKHOLDERS (CONT’D.):

ANNETTE M. GERDING

DR. SYLVAN GOLDIN

STEVEN L. HENDERSON

BONNIE LEETMAA-LIVINGSTON

THOMAS W. LUND

JOHN B. MARTIN, JR.

J. BARRY MCKERNAN, M.D.

SANFORD S. OSHER, M.D.

PHOTIOS PAULSON

EDWARD H. PHILLIPS, M.D.

LEONARD PINCHUK

Signature Page to Co–Sale Agreement

OTHER STOCKHOLDERS (CONT’D.):

C. DANIEL SMITH, M.D.

EBERHARD H. SPIES AND ERIKA A. SPIES, HUSBAND AND WIFE

THOMAS D. WELDON, AS CUSTODIAN FOR MATTHEW T. DODSON UNDER THE OHIO UNIFORM TRANSFERS TO MINORS ACT

THOMAS D. WELDON, AS CUSTODIAN FOR ERIC R. DODSON UNDER THE OHIO UNIFORM TRANSFERS TO MINORS ACT

THOMAS D. WELDON, AS CUSTODIAN FOR CHRISTOPHER R. WELDON UNDER THE OHIO UNIFORM TRANSFERS TO MINORS ACT

THOMAS D. WELDON, AS CUSTODIAN FOR ANDREW M. DODSON UNDER THE OHIO UNIFORM TRANSFERS TO MINORS ACT

R. DAVID WELDON

Signature Page to Co–Sale Agreement

OTHER STOCKHOLDERS (CONT’D.):

CYNTHIA M. WELDON, AS CUSTODIAN FOR MICHAEL J. WELDON UNDER THE OHIO UNIFORM TRANSFERS TO MINORS ACT

DAVID J. WELDON

MARIJKE L. WELDON

PATRICIA K. WOOLF

ADAM HARP

BARBARA REESE

CANDY GARCIA

DEBORAH HEGENER

GERALD PATTON

GREG DRACH

Signature Page to Co–Sale Agreement

OTHER STOCKHOLDERS (CONT’D.):

JANE GABBARD

JANE KOEHLER

JOHN HASSE

JON SHERMAN

KAREN SWEENEY

KATHLEEN HASSE

KATHLEEN SHEARER

KEN MILLER

KENNETH MUELLER

KEVIN STEWART

MARK FRIEDMAN, PH.D.

Signature Page to Co–Sale Agreement

OTHER STOCKHOLDERS (CONT’D.):

MATT WINKLER

NATACHA GAUCH

PATRICK ALEXANDER

PATRICK DUMBAULD

PATRICK HUGHES

RALPH LATHAM

RICHARD HARGIS

SHEILA REYNOLDS

SHELIA THOMAS ST 5-23-02

TED RICHARDSON

TOM GREIFENKAMP

Signature Page to Co–Sale Agreement

OTHER STOCKHOLDERS (CONT’D.):

VICKIE WRIGHT

DAN DLUGOS

JEFF MESSERLY

MARK CARLSON, M.D.

DAVID HAINES, M.D.

JOAO MELO, M.D.

BILL SCHNEEBERGER, M.D.

RICHARD SCHUESSLER, Ph.D.

ALAN L. KAGANOV

DAVID RISTER

DOUG LADD

Signature Page to Co–Sale Agreement

OTHER STOCKHOLDERS (CONT’D.):

CONNIE MEADE

STEFANO BENUSSI, M.D.

JUNE SIMMONS

PETER STAATS

LAURA BALL

STEVE CAMBRIDGE

JERRY RECKELHOFF

RIC RUFFHEAD

Signature Page to Co–Sale Agreements